MEDIA CONTACT: Donna Weaver, VP Corp. Comm.,212.329.8072, or donna.weaver@kellwood.com.	FINANCIAL CONTACT: Sam Duggan, VP Treasury Services, 314.576.8580, or sam.duggan@kellwood.com. W. Lee Capps III, Chief Operating Officer & CFO, 314.576.3486, or wlc@kellwood.com.

KELLWOOD REPORTS IMPROVED THIRD QUARTER RESULTS

Maintains Fiscal 2006 Guidance From Ongoing Operations

Regular Quarterly Dividend Declared

ST. LOUIS, MO., December 1, 2006 – Kellwood Company [NYSE:KWD] today reported results for the third quarter and first nine months ended October 28, 2006, according to Robert C. Skinner, Jr., chairman, president and chief executive officer.

Third Quarter

Net sales totaled $516.4 million, as compared to $520.0 million in the third quarter last year. Net earnings from continuing operations were $5.5 million, or $0.21 per diluted share, versus $7.9 million, or $0.29 per diluted share, last year. Included in net earnings from continuing operations for the current quarter were restructuring and other non-recurring costs of $12.1 million (after tax), or $0.47 per diluted share versus $7.4 million (after tax), or $0.28 per diluted share, last year associated with the Company’s previously announced strategic restructuring initiatives.

Total net earnings were $8.1 million, or $0.31 per diluted share, versus $16.2 million, or $0.60 per diluted share, in the third quarter last year. Included in total net earnings for the third quarter were net earnings from discontinued operations of $2.6 million, or $0.10 per diluted share, versus $8.3 million, or $0.31 per diluted share, last year.

On an ongoing basis (continuing operations excluding the restructuring and other non-recurring charges), net sales were $516.4 million as compared to $522.4 million in the third quarter last year. Net earnings were $17.6 million, or $0.68 per diluted share, compared to $15.3 million, or $0.57 per share last year and exceeded guidance of $16.8 million, or $0.64 per share. Also, included in the net earnings for the current quarter were $0.5 million before tax, $0.3 million after tax, or $0.01 per diluted share, of stock option expense related to the adoption of FAS 123R “Share-Based Payment”, a new accounting pronouncement requiring the expensing of stock-based compensation.

The increase in gross profit as a percent of net sales combined with higher interest income and a lower effective tax rate enabled net earnings and earnings per share on an ongoing basis to exceed last year despite slightly lower sales. Gross profit as a percentage of sales improved by 0.9 percentage points from last year primarily due to improved performance by many of the Company’s brands at retail, which resulted in lower markdown allowances and reduced cost of liquidating surplus inventory. Interest income exceeded last year due to higher short term interest rates and a $141.9 million increase in cash reflecting the successful execution of Kellwood’s restructuring plan. Restructuring costs for the current quarter included $10.8 million in after tax charges for certain contractual obligations that were planned to be expensed as they were paid in the future. These contracts were amended during the third quarter and in accordance with Financial Accounting Standards Board (FASB) Interpretation No. 45-3, "Application of FASB Interpretation No. 45 to Minimum Revenue Guarantees Granted to a Business or Its Owners", these obligations were recorded in the current quarter.

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PAGE TWO

Mr. Skinner stated, “Our third quarter results demonstrate that the strategies we began implementing last year are beginning to take hold. To this end, we focused on revitalizing our legacy brands and streamlining our business processes to be more responsive to the needs of our retailers and the demands of our consumers. Sag Harbor’s Fall-to-date performance at retail has been solid. While still a work in progress, Calvin Klein women’s better sportswear results improved from previous quarters. As we begin the Holiday 2006 retail season, we are encouraged. We have confidence in our merchandising and marketing plans.”

Additionally, during the third quarter the Company:

▪	Elected Philip B. Miller, former chairman and CEO of Saks Fifth Avenue, to its Board of Directors;
▪	Announced plans to launch O Oscar as a better women’s sportswear collection exclusively at Macy’s for Spring 2007;
▪	Announced the acquisition of Vince, a premier contemporary women’s sportswear collection; and
▪	Extended its license for Calvin Klein women’s better sportswear while adding the ck Calvin Klein bridge sportswear license which will be launched in Spring 2008.

Third Quarter Business Segment Review

Women’s Sportswear

On an ongoing basis, Women’s Sportswear net sales declined 8% to $293.7 million in the third quarter of 2006 principally due to cutbacks in Fall open-to-buy for some of the Company’s legacy brands and consolidations at retail. Operating earnings were flat with last year despite the lower sales volume with operating earnings as a percentage of net sales increasing to 7.8% for the third quarter compared to 7.2% last year. This rise is principally due to improved performance of our brands at retail including Sag Harbor, Briggs, XOXO and Napa Valley sportswear, and David Meister and Liz Claiborne dresses. This resulted in lower markdown allowances and reduced cost of liquidating surplus inventory compared to last year. The Company remains encouraged by its results to date and initiatives to revitalize Women’s Sportswear brands.

Men’s Sportswear

Net sales of Men’s Sportswear increased 7% to $140.7 million during the 2006 third quarter with growth being achieved across most of the Company’s brands and product categories. Operating earnings during the third quarter were flat with last year results.

Other Soft Goods

Other Soft Goods posted excellent results in the third quarter of 2006 achieving a robust double-digit growth with net sales up 15% to $82.0 million. Growth was realized across all major children and recreational product categories with Gerber Childrenswear continuing to execute exceptionally well. Operating earnings grew a healthy $2.9 million to $9.4 million in the third quarter of 2006 and operating earnings as a percentage of net sales jumped more than two percentage points to 11.4% from 9.1% last year. This improvement is largely due to higher sales volume while controlling selling, general and administrative expenses at their previous levels.

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PAGE THREE

First Nine Months

Net sales for the first nine months totaled $1,469.8 million, as compared to $1,515.6 million last year. Net earnings from continuing operations for the first nine months were $14.5 million, or $0.56 per diluted share, versus $14.7 million, or $0.53 per diluted share, last year. Included in net earnings from continuing operations for the current nine-month period were restructuring and other non-recurring costs of $16.5 million (after tax), or $0.64 per diluted share versus $33.4 million (after tax), or $1.21 per diluted share, last year associated with the Company’s previously announced strategic restructuring initiatives.

Total net earnings for the first nine months were $24.4 million, or $0.95 per diluted share, versus a net loss of $50.9 million, or $1.85 per diluted share, last year. Included in total net earnings for the first nine months were net earnings from discontinued operations of $9.9 million, or $0.38 per diluted share, versus a net loss of $65.6 million, or $2.38 per diluted share, last year. Results of discontinued operations in the first nine months include a $6.3 million reversal of an allowance for tax exposures no longer deemed necessary.

For the first nine months, on an ongoing basis (continuing operations excluding the restructuring and other non-recurring charges), net sales were $1,469.8 as compared to $1,518.0 million last year. Net earnings were $31.1 million, or $1.20 per diluted share, compared to $35.0 million, or $1.27 per share last year. Included in the net earnings for the current nine-month period is $3.9 million before tax, $2.4 million after tax, or $0.09 per diluted share, of stock option expense related to the adoption of FAS 123R “Share Based Payment”.

Net earnings and earnings per share on an ongoing basis for the first nine months were below last year due to lower sales. Sales for the current nine-month period were lower, as anticipated, due to a decrease in orders for certain legacy brands and consolidations at retail. Gross margin for the current nine-month period was essentially flat with the prior period. The Company was effective in reducing SG&A expenses from the prior year while at the same time making investments to support the revitalization of the Company’s legacy brands. In addition, interest income rose as compared to the first nine months of last year. The Company’s effective tax rate was 32% for the current period versus 31.2% for the prior period.

Quarterly Dividend

The Board of Directors declared a regular quarterly dividend of $0.16 per common share, payable December 22, 2006 to shareholders of record December 11, 2006.

Guidance

Mr. Skinner, stated, “We continue to execute our corporate strategy which calls for reinvigorating our core moderate business, expanding into higher profile, upscale better and above price point brands, connecting more directly with consumers and utilizing our operating infrastructure more efficiently to fund our growth. Accomplishments to date from the successful execution of our strategic plan include our current quarter results and consumer response to the revitalization of some of our legacy brands. We expanded our portfolio of higher profile better plus price point brands with the acquisition of Vince, securing the Calvin Klein women’s bridge sportswear license, and scheduling the relaunch of O Oscar for Spring 2007. We are confident that the actions that we are taking will continue to result in year-to-year improvement in our operating results for the near and long-term.”

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PAGE FOUR

Fourth Quarter

For the fourth quarter of fiscal 2006, the Company expects net sales of approximately $450 million, as compared to actual net sales from ongoing operations of $446 million in the fourth quarter of last year. Net sales of women’s sportswear are expected to be lower than last year while net sales of men’s sportswear and other soft goods are anticipated to be higher.

Operating earnings (gross profit less selling, general & administrative expense before amortization of intangible assets and expensing stock options) from ongoing operations in the fourth quarter are forecasted to approximate $23 million versus $16.1 million last year. Net earnings from ongoing operations in the fourth quarter of fiscal 2006 are estimated to be approximately $11.0 million, or $0.43 per diluted share, inclusive of $0.5 million before tax, $0.3 million after tax, or $0.01 per diluted share of stock option expense. This compares to net earnings from ongoing operations of $6.2 million, or $0.24 per share, in the fourth quarter of 2005.

Total Year

For the fiscal 2006 year, the Company now expects net sales from ongoing operations to approximate $1.920 billion versus our earlier guidance of $1.890 billion. This compares to actual net sales from ongoing operations of $1.964 billion in fiscal 2005.

On an ongoing basis, the Company continues to believe that operating earnings (gross profit less selling, general & administrative expense before amortization of intangible assets and expensing stock options) will approximate $90.0 million versus $92.6 million last year. Net earnings for fiscal 2006 from ongoing operations will be approximately $42.0 million versus $41.3 million last year. Also on an ongoing basis, fiscal 2006 diluted earnings per share are estimated at approximately $1.63 per diluted share. This is consistent with our earlier guidance as purchase accounting and lower interest income associated with the Vince acquisition will be offset by a lower effective tax rate. This compares to actual earnings per diluted share of $1.52 in fiscal 2005. The Company’s fiscal 2006 forecast includes $4.3 million before tax, $2.8 million after tax, or $0.11 per diluted share of stock option expense related to the adoption of FAS 123R “Share-Based Payment”.

Conference Call Information

The Company will conduct a conference call Friday, December 1, 2006 at 7:30 a.m. CT. If you wish to participate, you may do so by dialing 800-811-8824 or 913-981-4903 (toll/international). This call will be webcast to the general public and can be accessed via Kellwood’s website at www.kellwood.com.

Kellwood (NYSE:KWD), a $1.9 billion marketer of apparel and consumer soft goods, specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. For more information, visit www.kellwood.com.

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PAGE FIVE

Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Actual results may differ materially due to risks and uncertainties that are described in the Company’s Form 10-K and other filings with the SEC.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "will", "estimate", "project", "forecast", "planned", "should", "anticipate" and similar expressions may identify forward-looking statements. These forward-looking statements represent the Company's expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. These risks include, without limitation: intense competition in the apparel industry on many fronts; failing to continually anticipate fashion trends and consumer tastes; uncertainties regarding consumer confidence and spending patterns; concentration of our customers; consolidation and change in the retail industry; loss of key personnel; impact of the extent of foreign sourcing and manufacturing; continued value of licensed brands; ability to generate sufficient sales to offset the minimum royalty payments we must pay with respect to these products; inability to protect our intellectual property rights; fluctuations in the price, availability and quality of raw materials; reliance on independent manufacturers and availability of suitable acquisition candidates and integrating them into our existing business. These risks are more fully described in the Company's periodic filings with the SEC. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statements.

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PAGE SIX

KELLWOOD COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	10/29/2005	10/28/2006	10/29/2005	10/28/2006
Net sales	$ 519,962	$ 516,397	$ 1,515,564	$ 1,469,822
Cost of products sold	417,203	402,621	1,199,894	1,159,779
Gross profit	102,759	113,776	315,670	310,043
Selling, general and administrative expenses	80,169	82,227	246,814	243,229
Stock option expense	-	468	-	3,877
Amortization of intangible assets	2,572	2,628	8,143	7,692
Impairment, restructuring and other non-recurring charges	2,941	19,041	39,968	25,957
Interest expense, net	5,831	3,613	18,376	11,478
Other income, net	(389)	(614)	(882)	(1,937)
Earnings before income taxes	11,635	6,413	3,251	19,747
Income taxes	3,756	892	(11,416)	5,202
Net earnings from continuing operations	7,879	5,521	14,667	14,545
Net earnings (loss) from discontinued operations	8,309	2,554	(65,592)	9,890
Net earnings (loss)	$ 16,188	$ 8,075	$ (50,925)	$ 24,435

Weighted average shares outstanding:

Basic	26,739	25,722	27,434	25,682

Diluted	26,799	25,834	27,559	25,820

Earnings (loss) per share:
Basic:
Continuing operations	$ 0.29	$ 0.21	$ 0.53	$ 0.57
Discontinued operations	0.31	0.10	(2.39)	0.39
Net earnings (loss)	$ 0.61	$ 0.31	$ (1.86)	$ 0.95

Diluted:
Continuing operations	$ 0.29	$ 0.21	$ 0.53	$ 0.56
Discontinued operations	0.31	0.10	(2.38)	0.38
Net earnings (loss)	$ 0.60	$ 0.31	$ (1.85)	$ 0.95

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PAGE SEVEN

KELLWOOD COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands)

	At
	10/29/2005	10/28/2006
ASSETS
Current assets:
Cash and cash equivalents	$ 252,445	$ 394,349
Receivables, net	320,275	324,587
Inventories	204,843	225,752
Current deferred taxes and prepaid expenses	56,779	44,243
Current assets of discontinued operations	102,519	25,713
Total current assets	936,861	1,014,644

Property, plant and equipment, net	77,237	73,233
Intangible assets, net	162,569	152,335
Goodwill	192,346	200,887
Other assets	27,568	23,454
Long-term assets of discontinued operations	7,324	5,186
Total assets	$ 1,403,905	$ 1,469,739

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable and current portion of long-term debt	$ 13	$ 16,556
Accounts payable	138,939	161,129
Accrued salaries and employee benefits	37,429	38,982
Other accrued expenses	55,923	50,658
Current liabilities of discontinued operations	24,807	19,908
Total current liabilities	257,111	287,233

Long-term debt	469,768	489,366
Deferred income taxes and other	77,924	66,891
Stockholders' equity	599,102	626,249
Total liabilities and stockholders’ equity	$ 1,403,905	$ 1,469,739

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PAGE EIGHT

KELLWOOD COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)

	Nine Months Ended
	10/29/2005	10/28/2006
OPERATING ACTIVITIES
Net (loss) earnings	$ (50,925)	$ 24,435

Add/(deduct) items not affecting operating cash flows:
Depreciation and amortization	30,950	26,689
Stock-based compensation expense	-	3,877
Deferred income taxes and other	(9,235)	1,391
Incremental tax benefits from stock options exercised	-	(256)
Non-cash adjustments related to impairment, restructuring and other non-recurring charges	92,595	15,097

Changes in working capital components:
Receivables, net	(11,217)	(14,923)
Inventories	65,852	(1,314)
Prepaid expenses	(7,199)	(3,804)
Accounts payable and accrued expenses	(24,013)	(4,549)
Payment of liabilities associated with the 2005 Restructuring Plan	(5,131)	(23,626)
Current deferred and accrued income taxes	12,193	1,613
Net cash provided by operating activities	93,870	24,630

INVESTING ACTIVITIES
Additions to property, plant and equipment	(14,787)	(13,875)
Acquisitions (additional cash purchase consideration)	(12,178)	(8,541)
Receipts for note receivable	2,063	2,063
Dispositions of fixed assets	3,762	392
Net cash used in investing activities	(21,140)	(19,961)

FINANCING ACTIVITIES
Borrowings of notes payable	-	67,391
Payments of notes payable	-	(69,956)
Decrease in bank overdraft	(5,014)	(3,767)
Dividends paid	(13,260)	(12,331)
Stock purchases under Stock Repurchase Program	(55,430)	(5,006)
Stock transactions under incentive plans	4,028	6,387
Incremental tax benefits from stock options exercised	-	256
Net cash used in financing activities	(69,676)	(17,026)
Net change in cash and cash equivalents	3,054	(12,357)
Cash and cash equivalents, beginning of period	249,391	406,706
Cash and cash equivalents, end of period	$ 252,445	$ 394,349

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PAGE NINE

Use of Non-GAAP Financial Measures

The Company has provided non-GAAP adjusted earnings and earnings per share information for its third and fourth quarters, the nine months ended October 29, 2005 and full year fiscal 2005 results, its third quarter and nine months ended October 28, 2006 results and fourth quarter and full year 2006 guidance in this release, in addition to providing financial results in accordance with GAAP. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, the Company believes the non-GAAP adjusted results provide useful information to both management and investors by excluding items that the Company believes are not indicative of the Company’s core operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. (Amounts in thousands, except per share data.)

Third Quarter:
Detailed Results for FY 2006
	2006
	Total	Restructuring	Discontinued Operations	Ongoing Operations
Net sales	$ 516,397	$ -	$ -	$ 516,397
Cost of products sold	402,621	-	-	402,621
Gross profit	113,776	-	-	113,776
Selling, general and administrative expenses	82,227	-	-	82,227
Stock option expense	468	-	-	468
Amortization of intangible assets	2,628	-	-	2,628
Impairment, restructuring and other non-recurring charges	19,041	(19,041)	-	-
Interest expense, net	3,613	-	-	3,613
Other (income), net	(614)	-	-	(614)
Earnings before income taxes	6,413	19,041	-	25,454
Income taxes	892	6,949	-	7,841
Net earnings from continuing operations	5,521	12,092	-	17,613
Net earnings from discontinued operations	2,554	(1,258)	(1,296)	-
Net earnings	$ 8,075	$ 10,834	$ (1,296)	$ 17,613

Diluted EPS:
Continuing operations	$ 0.21	$ 0.47	$ -	$ 0.68
Discontinued operations	0.10	(0.05)	(0.05)	-
Net earnings	$ 0.31	$ 0.42	$ (0.05)	$ 0.68

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PAGE TEN

Third Quarter:
Detailed Results for FY 2005
	2005
	Total	Restructuring	Discontinued Operations	Ongoing Operations
Net sales	$ 519,962	$ 2,400	$ -	$ 522,362
Cost of products sold	417,203	(5,243)	-	411,960
Gross profit	102,759	7,643	-	110,402
Selling, general and administrative expenses	80,169	-	-	80,169
Stock option expense	-	-	-	-
Amortization of intangible assets	2,572	-	-	2,572
Impairment, restructuring and other non-recurring charges	2,941	(2,941)	-	-
Interest expense, net	5,831	-	-	5,831
Other (income), net	(389)	-	-	(389)
Earnings before income taxes	11,635	10,584	-	22,219
Income taxes	3,756	3,176	-	6,932
Net earnings from continuing operations	7,879	7,408	-	15,287
Net earnings from discontinued operations	8,309	(8,161)	(148)	-
Net earnings	$ 16,188	$ (753)	$ (148)	$ 15,287

Diluted EPS:
Continuing operations	$ 0.29	$ 0.28	$ -	$ 0.57
Discontinued operations	0.31	(0.30)	(0.01)	-
Net earnings	$ 0.60	$ (0.03)	$ (0.01)	$ 0.57

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PAGE ELEVEN

Nine Months:
Detailed Results for FY 2006
	2006
	Total	Repatriation	Restructuring	Discontinued Operations	Ongoing Operations
Net sales	$ 1,469,822	$ -	$ -	$ -	$ 1,469,822
Cost of products sold	1,159,779	-	-	-	1,159,779
Gross profit	310,043	-	-		310,043
Selling, general and administrative expenses	243,229	-	-	-	243,229
Stock option expense	3,877	-	-	-	3,877
Amortization of intangible assets	7,692	-	-	-	7,692
Impairment, restructuring and other non-recurring charges	25,957	-	(25,957)	-	-
Interest expense, net	11,478	-	-	-	11,478
Other (income), net	(1,937)	-	-	-	(1,937)
Earnings before income taxes	19,747	-	25,957	-	45,704
Income taxes	5,202	-	9,423	-	14,625
Net earnings from continuing operations	14,545	-	16,534	-	31,079
Net earnings from discontinued operations	9,890	-	(1,437)	(8,453)	-
Net earnings	$ 24,435	$ -	$ 15,097	$ (8,453)	$ 31,079

Diluted EPS:
Continuing operations	$ 0.56	$ -	$ 0.64	$ -	$ 1.20
Discontinued operations	0.38	-	(0.06)	(0.33)	-
Net earnings	$ 0.95	$ -	$ 0.58	$ (0.33)	$ 1.20

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PAGE TWELVE

Nine Months:
Detailed Results for FY 2005
	2005

	Total	Repatriation	Restructuring	Discontinued Operations	Ongoing Operations
Net sales	$ 1,515,564	$ -	$ 2,450	$ -	$ 1,518,014
Cost of products sold	1,199,894	-	(5,243)	-	1,194,651
Gross profit	315,670	-	7,693	-	323,363
Selling, general and administrative expenses	246,814	-	-	-	246,814
Stock option expense	-	-	-	-	-
Amortization of intangible assets	8,143	-	-	-	8,143
Impairment, restructuring and other non-recurring charges	39,968	-	(39,968)	-	-
Interest expense, net	18,376	-	-	-	18,376
Other (income), net	(882)	-	-	-	(882)
Earnings before income taxes	3,251	-	47,661	-	50,912
Income taxes	(11,416)	13,000	14,300	-	15,884
Net earnings from continuing operations	14,667	(13,000)	33,361	-	35,028
Net earnings from discontinued operations	(65,592)	-	59,236	6,356	-
Net earnings	$ (50,925)	$ (13,000)	$ 92,597	$ 6,356	$ 35,028

Diluted EPS:
Continuing operations	$ 0.53	$ (0.47)	$ 1.21	$ -	$ 1.27
Discontinued operations	(2.38)	-	2.15	0.23	-
Net earnings	$ (1.85)	$ (0.47)	$ 3.36	$ 0.23	$ 1.27

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PAGE THIRTEEN

The following tables summarize net sales, operating earnings, net earnings and diluted earnings per share from Kellwood’s ongoing operations, the non-recurring charges, amortization of intangible assets, stock option expense and repatriation tax benefit included in continuing operations (amounts in thousands, except per share data). See the last page of the release for footnotes (1) and (2) to the tables.

Third Quarter:

Summary of Results for FY 2006
	Continuing Operations	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Restructuring	Ongoing Operations
Net sales	$ 516,397	$ -	$ -	$ -	$ 516,397
Operating earnings(1)	$ 28,453	$ 468	$ 2,628	$ -	$ 31,549
Net earnings from continuing operations	$ 5,521	$ -	$ -	$ 12,092	$ 17,613
Diluted earnings per share from continuing operations	$ 0.21	$ -	$ -	$ 0.47	$ 0.68

Summary of Results for FY 2005
	Continuing Operations	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Restructuring	Ongoing Operations
Net sales	$ 519,962	$ -	$ -	$ 2,400	$ 522,362
Operating earnings(1)	$ 20,018	$ -	$ 2,572	$ 7,643	$ 30,233
Net earnings from continuing operations	$ 7,879	$ -	$ -	$ 7,408	$ 15,287
Diluted earnings per share from continuing operations	$ 0.29	$ -	$ -	$ 0.28	$ 0.57

Nine Months:

Summary of Results for FY 2006
	Continuing Operations	Repatriation	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Restructuring	Ongoing Operations
Net sales	$ 1,469,822	$ -	$ -	$ -	$ -	$ 1,469,822
Operating earnings(1)	$ 55,245	$ -	$ 3,877	$ 7,692	$ -	$ 66,814
Net earnings from continuing operations	$ 14,545	$ -	$ -	$ -	$ 16,534	$ 31,079
Diluted earnings per share from continuing operations	$ 0.56	$ -	$ -	$ -	$ 0.64	$ 1.20

Summary of Results for FY 2005
	Continuing Operations	Repatriation	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Restructuring	Ongoing Operations
Net sales	$ 1,515,564	$ -	$ -	$ -	$ 2,450	$ 1,518,014
Operating earnings(1)	$ 60,713	$ -	$ -	$ 8,143	$ 7,693	$ 76,549
Net earnings from continuing operations	$ 14,667	$ (13,000)	$ -	$ -	$ 33,361	$ 35,028
Diluted earnings per share from continuing operations	$ 0.53	$ (0.47)	$ -	$ -	$ 1.21	$ 1.27

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PAGE FOURTEEN

Segment Results

The following tables summarize segment net sales and earnings for the three and nine month periods ended October 29, 2005, for Kellwood’s ongoing operations, the non-recurring charges and continuing operations. The non-GAAP segment net sales and earnings for the ongoing operations are provided separately from non-recurring charges to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, the Company believes the non-GAAP adjusted results provide useful information to both management and investors by excluding items that the Company believes are not indicative of the Company’s core operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. Segment net sales and earnings for the three and nine month periods ended October 28, 2006 do not include restructuring and other non-recurring charges; therefore, ongoing and continuing operations are the same, and no reconciliation is necessary. (Amounts in thousands, except per share data).

	Three Months Ended October 29, 2005			Nine Months Ended October 29, 2005
	Total Continuing	Restructuring	Ongoing Operations	Total Continuing	Restructuring	Ongoing Operations
Net sales:
Women’s Sportswear	$ 317,187	$ 2,400	$ 319,587	$ 894,336	$ 2,400	$ 896,736
Men’s Sportswear	131,575	-	131,575	379,629	-	379,629
Other Soft Goods	71,200	-	71,200	241,599	50	241,649
Total net sales	$ 519,962	$ 2,400	$ 522,362	$ 1,515,564	$ 2,450	$ 1,518,014

	Three Months Ended October 29, 2005			Nine Months Ended October 29, 2005
	Total Continuing	Restructuring	Ongoing Operations	Total Continuing	Restructuring	Ongoing Operations
Segment earnings:
Women’s Sportswear	$ 15,244	$ 7,614	$ 22,858	$ 41,960	$ 7,614	$ 49,574
Men’s Sportswear	11,208	-	11,208	37,167	-	37,167
Other Soft Goods	6,430	29	6,459	22,787	79	22,866
General Corporate	(10,292)	-	(10,292)	(33,058)	-	(33,058)
Total segments	$ 22,590	$ 7,643	$ 30,233	$ 68,856	$ 7,693	$ 76,549

	Three Months Ended		Nine Months Ended
	10/29/2005	10/28/2006	10/29/2005	10/28/2006
Net sales:
Women’s Sportswear	$ 319,587	$ 293,734	$ 896,736	$ 834,233
Men’s Sportswear	131,575	140,690	379,629	390,915
Other Soft Goods	71,200	81,973	241,649	244,674
Total net sales	$ 522,362	$ 516,397	$ 1,518,014	$ 1,469,822

Segment earnings (loss):
Women’s Sportswear	$ 22,858	$ 22,771	$ 49,574	$ 49,766
Men’s Sportswear	11,208	11,273	37,167	29,650
Other Soft Goods	6,459	9,374	22,866	25,680
General Corporate	(10,292)	(11,869)	(33,058)	(38,282)
Total segments	$ 30,233	$ 31,549	$ 76,549	$ 66,814

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Guidance

Fourth Quarter:

Current Guidance for FY 2006
	Continuing Operations	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Restructuring	Ongoing Operations
Net sales	$ 450,000	$ -	$ -	$ -	$ 450,000
Operating earnings(1)	$ 19,500	$ 500	$ 3,000	$ -	$ 23,000
Net earnings from continuing operations	$ 10,000	$ -	$ -	$ 1,000	$ 11,000
Diluted earnings per share from continuing operations	$ 0.39	$ -	$ -	$ 0.04	$ 0.43

Summary of Results for FY 2005
	Continuing Operations	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Restructuring	Ongoing Operations
Net sales	$ 446,476	$ -	$ -	$ -	$ 446,476
Operating earnings(1)	$ 13,178	$ -	$ 2,543	$ 332	$ 16,053
Net earnings from continuing operations	$ 4,090	$ -	$ -	$ 2,147	$ 6,237
Diluted earnings per share from continuing operations	$ 0.16	$ -	$ -	$ 0.08	$ 0.24

Fiscal Year:

Current Guidance for FY 2006
	Continuing Operations	Repatriation	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Restructuring	Ongoing Operations
Net sales	$ 1,920,000	$ -	$ -	$ -	$ -	$ 1,920,000
Operating earnings(1)	$ 75,200	$ -	$ 4,300	$ 10,500	$ -	$ 90,000
Net earnings from continuing operations	$ 24,500	$ -	$ -	$ -	$ 17,500	$ 42,000
Diluted earnings per share from continuing operations	$ 0.95	$ -	$ -	$ -	$ 0.68	$ 1.63

Summary of Results for FY 2005
	Continuing Operations	Repatriation	Stock Option Expense(2)	Amortization of Intangible Assets(2)	Restructuring	Ongoing Operations
Net sales	$ 1,962,039	$ -	$ -	$ -	$ 2,450	$ 1,964,489
Operating earnings(1)	$ 73,891	$ -	$ -	$ 10,685	$ 8,025	$ 92,601
Net earnings from continuing operations	$ 18,756	$ (13,000)	$ -	$ -	$ 35,508	$ 41,264
Diluted earnings per share from continuing operations	$ 0.69	$ (0.48)	$ -	$ -	$ 1.31	$ 1.52

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(1) Operating earnings for the operations of ongoing operations is a non-GAAP measure that differs from GAAP operating earnings in that it excludes restructuring, stock option expense and amortization of intangible assets. Operating earnings for the ongoing operations should not be considered as an alternative to GAAP operating earnings. Operating earnings before restructuring, stock option expense and amortization is the primary measure used by management to evaluate the Company’s performance, as well as the performance of the Company’s divisions and segments. Management believes the comparison of operating earnings before restructuring, stock option expense and amortization between periods is useful in showing the interaction of changes in sales, gross profit and selling, general and administrative expenses. Operating earnings before restructuring, stock option expense and amortization may not be comparable to any similarly titled measure used by another company.

(2) Stock option expense and amortization of intangible assets is not included in operating earnings for the ongoing operations; however, it is included in net earnings. See footnote (1) for further discussions of the presentation of operating earnings for the ongoing operations.

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